                                    EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                                  BALANCE SHEET
                                 AT DEC 31, 2000
                                   (Unaudited)

Assets
Property Plant & Equipment
   Property Plant & Equipment                           270,449,778
   Accumulated D, D & A                                 (13,671,395)
                                                       ------------
Net Property, Plant & Equipment                         256,778,383
                                                       ------------

Current Assets:
   Cash and Temporary Cash Investments                    8,546,502
   Receivables - Net                                      5,604,428
   Materials/Supplies - Average Cost                      3,601,572
   Prepayments                                               13,808
                                                       ------------
Current Assets                                           17,766,310
                                                       ------------

Other Assets:
   Deferred Charges                                         169,195
                                                       ------------
Other Assets                                                169,195
                                                       ------------

Total Assets                                           $274,713,888
                                                       ============

Capitalization & Liability
Capitalization:
   Paid in Capital                                     $ 78,444,748
   Earnings Reinvested in Business                        8,119,163
   Accumulated Other Comprehensive Income / Loss         (9,401,261)
                                                       ------------
Total Common Stock Equity                                77,162,650
                                                       ------------

   Notes Payable - Intercompany - Long Term             153,086,698
                                                       ------------
Total Capitalization                                    230,249,348
                                                       ------------

Liabilities:
   Accounts Payable - Other                              10,621,544
   Accounta Payable - Intercompany                        9,108,012
   Other Accruals & Current Liabilities                     382,565
                                                       ------------
Total Current Liabilities                                20,112,121
                                                       ------------

Deferred Credits:
   Accumulated Deferred Income Tax                       15,209,542
   Fair Value of Deriv Financial Instruments              9,109,940
   Other Deferred Credit                                     32,937
                                                       ------------
Total Deferred Credits                                   24,352,419
                                                       ------------

Total Capitalization & Liabilities                     $274,713,888
                                                       ============

See Notes to Consolidated  Financial  Statements  included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000 and in
Item 1 of Part I of National Fuel Gas Company's  Form 10-Q for the quarter ended
December 31, 2000.